                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), effective as of April 1, 2000, by and among the shareholders of Maximum Return & Development, Inc., a Pennsylvania corporation (the "Company"), set forth on Exhibit A hereto (each a "Seller" and collectively, the "Sellers") and 2-Infinity.com, Inc., a Colorado corporation (the "Buyer"), with respect to the following:

                                    RECITALS

         WHEREAS, the Sellers own all the issued and outstanding shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Company;

         WHEREAS, each Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Buyer and each Seller hereby agrees as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, each Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from each Seller, the Shares set forth opposite such Seller's name on Exhibit A hereto.

1.2 PURCHASE PRICE. The purchase price for each Share shall be one share of common stock, no par value, of the Buyer ("2-Infinity.com Common Stock") and the aggregate purchase price for all the Shares shall be 900,000 shares of 2-Infinity.com Common Stock (the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.03(c).

1.3 ESCROW. On the Closing Date, the Sellers shall deposit 200,000 shares of 2-Infinity.com Common Stock (80,000 by Alex Gonzalez, 40,000 by Grant Schanbacher, 40,000 by Laurie Schanbacher, 20,000 by Kevin Dwyer, 16,000 by Ron Marosko, 2,000 by Steve Holcomb and 2,000 by Firas Kadhum) with and escrow agent pursuant to an escrow agreement on substantially the terms set forth in Exhibit B hereto.

1.4 CLOSING. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the satisfaction or waiver of all other conditions to the obligations of the parties set forth in this Agreement, at the offices of Jackson Walker L.L.P., or at such other time or on such other date or at such other place as the Seller and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer: stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and the Buyer shall deliver to the Sellers the Purchase Price in certificates representing shares of 2-Infinity.com Common Stock.

                                    ARTICLE 2
               REPRESENTATIONS AND COVENANTS OF SELLERS AND BUYER

2.1 Each Seller hereby represents and warrants that: (a) he shall transfer full title, in and to all of the

Shares owned by him to Buyer free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth in Paragraph 2.2 herein.

2.2 Buyer hereby represents and warrants that it shall transfer full title, in and to 900,000 shares of 2-Infinity.com Common Stock to the Sellers,

2.3 Each Seller acknowledges that the shares of 2-Infinity.com Common Stock delivered as the Purchase Price will be "RESTRICTED SECURITIES" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144")), that those shares will include the following restrictive legend, and, except as otherwise set forth in this Agreement, that those shares cannot be sold for a period of one year from the date of issuance unless registered with the Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless each of the transferees obtains written consent from Buyer and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS , OR (II) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES)."

2.4 Buyer has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Buyer.

2.5 Each Seller has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by each Seller and constitutes the legal, valid and binding obligation of that Seller.

2.6 Buyer acknowledges that an investment in the Shares involves substantial risks and is suitable only for persons or entities of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time. Buyer further represents that it is able to bear the economic risks of an investment in the Shares.

2.7 Each Seller represents to the Buyer that the purchase and sale of the Shares pursuant to this Agreement has been conducted according to and in full compliance with the requirements of all applicable state laws.

2.8 The Company maintains its books, records and accounts (including, but not limited to, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect accurately and fairly its assets, liabilities and shareholder equity.

2.9 No representation or warranty any Seller made in this Agreement, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to Buyer by a Seller, contains or will contain any untrue statement of a material fact which affects the Company or its assets, or omits or will omit to state a material fact unnecessary to make the statements or facts contained herein or therein not misleading. No Seller has withheld and will not withhold from Buyer knowledge of any events, conditions or facts which may affect the Company or its assets. The representations of each Seller contained in this Agreement shall be accurate in all material respects on the date when made and shall also be accurate on the Closing Date to the same extent as if made on such date.

2.10 The execution of this Agreement by Buyer, its delivery to the Sellers and the performance of its terms have been duly authorized by Buyer, and no further corporate action will be necessary on its part to make this Agreement valid and binding upon Buyer in accordance with its terms. Neither the execution nor delivery of this Agreement nor its performance will result in a violation breach of any term or provision of, nor constitute a default under, its Articles of Incorporation or By-laws.

2.11 The execution of this Agreement by each Seller, its delivery to Buyer and the performance of its terms have been duly authorized by that Seller, and no further action will be necessary on his part to make this Agreement valid and binding upon that Seller in accordance with its terms. Neither the execution nor delivery of this Agreement nor its performance will result in a violation breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or By-laws of the Company.

2.12 The Sellers shall, jointly and severally, indemnify and hold harmless the Buyer from any liability, damage, deficiency, loss, cost or expense, including attorney fees and any costs of investigation (being hereafter referred to as "Costs"), arising from or attributable to any breach of any representation, warranty or agreement made by such Seller herein or in any certificate delivered at the Closing with respect thereto.

2.13 Each Seller represents and warrants that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted by the Company, (ii) the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, and (iii) true and complete copies of the articles of incorporation and bylaws (or equivalent organization documents) of the Company, each of the foregoing as amended to the date of this Agreement, have been made available for review by the Buyer.

2.14 Each Seller represents and warrants that (i) as of the date of this Agreement, the Shares shall constitute all the issued and outstanding shares of capital stock of the Company, (ii) as of the Closing, the Shares shall have been duly authorized and validly issued and shall be fully paid and nonassessable and shall not have been issued in violation of any pre-emptive rights, (iii) there are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of the Company obligating the Company to issue or sell any of its shares of capital stock, and (iv) as of the Closing, there shall be no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

2.15 Each Seller represents and warrants that (i) there are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same, and (ii) the Company is not a member of any partnership, nor is the Company a participant in any joint venture or similar arrangement.

2.16 Each Seller represents and warrants that (i) the Company has timely filed, will timely file, or has been or will be included in, all tax returns required to be filed by or on behalf of the Company with respect to taxes for any period ending on or before the Closing Date, taking into account any extension of time to file that has been granted to or obtained on behalf of the Company, (ii) all taxes shown to be payable on such tax returns have been paid or will be paid and (iii) no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against the Company.

2.17 The Company has no liability of the type required to be reflected on or reserved against in, or to be disclosed in the notes to, a balance sheet prepared in accordance with generally accepted accounting principles, except as disclosed on Schedule 2.17 hereto.

                                    ARTICLE 3
                        TERMINATION, AMENDMENT AND WAIVER

3.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the date of Closing solely by the mutual consent of all of the parties.

3.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

4.2 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be delivered as follows:

                  If to Seller:             Maximum Return & Development
                                            2210 Ayreshire Drive
                                            Lansdale, PA 19446
                                            Attn: Grant Schanbacher
                                            Facsimile:  __________________

                  If to Buyer:              2-Infinity.com, Inc.
                                            4828 Loop Central Drive, Suite 150
                                            Houston, TX 77081

                                            Attn:  Majed Jalali, President & CEO
                                            Facsimile:  __________________

         Any party hereto may change the address or facsimile number by written notice to the other party. All such notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then four (4) days thereafter.

4.3 Choice of Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of Texas, and the Courts of Harris County.

4.4 Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of Texas, Harris County, or a Federal Court empaneled in the State of Texas for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.6 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

4.7 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

4.8 Third Party Notices and Approvals. Each Seller agrees to give all notices to third parties and obtain all consents, approvals, permits and authorizations which may be necessary or deemed desirable by Buyer in connection with this Agreement and the consummation of the transactions contemplated herein.

4.9 Employees. No Seller will do anything to dissuade any of the Company's employees from becoming employed by Buyer after the Closing; and each Seller will cause the Company to not terminate, lay off or transfer any such employees without the written consent of Buyer, prior to the Closing.

4.10 Sales of Business. Each Seller represents and warrants that neither he nor the Company is negotiating with any other party for the sale of the Company or any of its assets and has not entered into any understanding about a sale, whether binding or not.

4.11 Confidentiality. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. In the event of termination of this Agreement, each party shall use its best efforts to return to the other party all documents and copies thereof received from the other party that contain information subject to the confidentiality requirements of this Section.

4.12 Expenses. Each party hereto shall bear its or his own expenses incurred pursuant to this Agreement except as otherwise specifically set forth herein.

4.13 Further Instruments. Each Seller will, at the request of Buyer, execute and deliver to Buyer all such further instruments, assignments, assurances and documents as Buyer may reasonably request in connection with the carrying out of this Agreement.

4.14 Entire Agreement. This Agreement, together with the Exhibits referred to herein which are incorporated herein by this reference, and the Escrow Agreement referred to herein, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

4.15 Facsimile Signatures. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals. The parties further agree that within three days following the execution of this Agreement, they shall exchange original signature pages.

         WITNESS WHEREOF, the parties hereto have executed this Agreement, effective for all purposes as of April 1, 2000.


"SELLERS"                                          "BUYER"

                                                    2-INFINITY.COM, INC.


   /s/ Grant Schanbacher                               /s/ Majed Jalali
-------------------------------                     ---------------------------
         Grant Schanbacher                          By:      Majed Jalali
                                                    Its:     President

   /s/ Laurie Schanbacher
-------------------------------
         Laurie Schanbacher


   /s/ Alex Gonzalez
-------------------------------
         Alex Gonzalez


   /s/ Steve Holcomb
-------------------------------
         Steve Holcomb


   /s/ Ron Marosko
-------------------------------
         Ron Marosko


   /s/ Kevin Dwyer
-------------------------------
         Kevin Dwyer


   /s/ Firas Kadhum
-------------------------------
         Firas Kadhum

Attached Exhibits:
A
B
Schedule 2.17 (Liabilities)

                                   EXHIBIT "A"


Name                       Number of Shares
----                       ----------------

Steve Holcomb              9,000
Firas Kadhum               9,000
Ron Marosko                72,000
Alex Gonzalez              360,000
Laurie Schanbacher         180,000
Grant Schanbacher          180,000
Kevin Dwyer                90,000

                                   EXHIBIT "B"

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is dated this 28th day of June, 2000 among 2-Infinity.com, Inc., a Colorado corporation ("2-Infinity"), Alex Gonzales, Grant Schanbacher, Laurie Schanbacher, Kevin Dwyer, Steve Holcomb, Ron Marosko and Firas Kadhum (collectively, the "Stockholders"), and Stephen A. Lee as escrow agent ("Escrow Agent");

                               W I T N E S S E T H

         WHEREAS, 2-Infinity and the Stockholders are parties to that certain Stock Purchase Agreement dated as of June 8, 2000 (the "Purchase Agreement"), providing for the acquisition by 2-Infinity of all the issued and outstanding shares of capital stock of Maximum Return & Development, Inc., a Pennsylvania corporation ("MRDI"); and

         WHEREAS, this is the Escrow Agreement referred to in Section 1.3 of the Purchase Agreement. Capitalized terms used in this Escrow Agreement without being defined herein shall have the respective meanings given to them in the Purchase Agreement;

         NOW, THEREFORE, the parties hereto in consideration of the premises and of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The terms defined in this Article 1 shall, for all purposes of this Escrow Agreement, have the meanings herein specified, unless the context otherwise specifies or requires.

Escrow Agent:
         The term "Escrow Agent" shall mean Stephen A. Lee, as escrow agent under this Escrow Agreement, and shall include its successors and assigns.

Escrow Fund:
         The term "Escrow Fund" shall mean the Escrowed Shares.

Escrowed Shares:
         The term "Escrowed Shares" shall mean the shares of common stock, no par value, of 2-Infinity ("2-Infinity Common Stock") from time to time held in escrow by the Escrow Agent pursuant to this Escrow Agreement.

                                    ARTICLE 2
            DESIGNATION OF ESCROW AGENT AND ASSETS SUBJECT TO ESCROW

         Section 2.1. Designation of Escrow Agent. The parties hereto other than the Escrow Agent hereby designate and appoint Stephen A. Lee as Escrow Agent to serve in accordance with the terms of this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms and conditions provided in this Escrow Agreement.

         Section 2.2.      Assets Subject to Escrow.

                  (a) The Stockholders hereby deposit an aggregate of 200,000 shares of 2-Infinity Common Stock (80,000 by Mr. Gonzalez, 40,000 by Mr. Schanbacher, 40,000 by Mrs. Schanbacher, 20,000 by Mr. Dwyer, 16,000 by Mr. Marosko, 2,000 by Mr. Holcomb and 2,000 by Mr. Kadhum), issued in the name of such Stockholders, to be held by the Escrow Agent in accordance with the terms and provisions of this Escrow Agreement.

                  (b) Any dividends declared with respect to the Escrowed Shares, whether in cash, shares of 2-Infinity Common Stock or other property, shall be promptly forwarded to the Stockholder.

                                    ARTICLE 3
                               DURATION OF ESCROW

         Section 3.1.      Duration of Escrow. Subject to the provisions of
Article 4 hereof, the Escrow Agent shall hold the Escrowed Shares as provided in this Escrow Agreement until the termination hereof in accordance with
Article 5.

         Section 3.2. Escrowed Shares. Except as expressly provided in this Escrow Agreement, the Escrowed Shares may not be transferred, sold or otherwise disposed of by the Escrow Agent. Each of the Stockholders shall be permitted to exercise any voting rights with respect to the Escrowed Shares issued in his name.

                                    ARTICLE 4
                                     CLAIMS

         Section 4.1. Notice of Claims. On or before August 31, 2001, 2-Infinity may give notice (a "Notice") to the Stockholders and Escrow Agent asserting in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under this Escrow Agreement. In the event, as determined in accordance with generally accepted accounting principles, MRDI's assets do not exceed its liabilities (the "Net Asset Amount") by $47,500 as of May 31, 2000, 2-Infinity may assert a claim for the number of Escrow Shares equal to two multiplied by the difference between the Net Asset Amount and $50,000. If the Stockholders give notice to 2-Infinity and the Escrow Agent disputing any Claim (a "Counter Notice") within 90 days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 4.3. If no Counter Notice is received by the Escrow Agent within such 30-day period, then the amount of damages claimed by 2-Infinity shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, the Escrow Agent shall pay to 2-Infinity the portion of the Escrow Fund claimed in the Notice from (and only to the extent of) the Escrow Fund. In such event, the Escrow Agent shall not be required to and shall not inquire into or consider whether a Claim complies with the requirements of this Escrow Agreement or the Purchase Agreement.

         Section 4.2. Distributions. In making any payment of a Claim from the Escrow Fund, the Escrow Agent will distribute as consideration therefor shares of 2-Infinity Common Stock. Any distributions to 2-Infinity pursuant to Section 4.1 shall be allocable to the Stockholders pro rata in accordance with the shares deposited pursuant to Section 2.2.

         Section 4.3. Counter Notice; Resolution. If a Counter Notice has been timely given pursuant to Section 4.1, the Escrow Agent shall make no distribution except in accordance with (i) joint written instructions of 2-Infinity and the Stockholders or (ii) a final non-appealable order of a court of competent jurisdiction. Any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         Section 4.4. Joint Instructions. Notwithstanding anything in this Escrow Agreement to the contrary, the Escrow Agent shall be entitled to rely on any joint written instructions received from 2-Infinity and the Stockholders representing a majority in interest of the Escrowed Shares, regardless of the death, disability or disagreement or any Stockholder who may not join in such instruction, and each of the Stockholders waives any claim he may have against the Escrow Agent in relying on such written instructions.

                                    ARTICLE 5
                                   TERMINATION

         Section 5.1. Termination of Escrow. On the first business day following August 31, 2001, or as soon thereafter as practicable, the Escrow Agent shall pay and distribute the Escrow Fund pro rata to the Stockholders in accordance with each Stockholder's initial deposit to the Escrow Fund, unless any Claims are then pending, in which case the Escrowed Shares shall be retained by the Escrow Agent in the Escrow Fund, pending joint written instructions of 2-Infinity and the Stockholders or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 4.3. 2-Infinity and the Stockholders agree to provide such joint written instructions to deliver such Escrowed Shares to the Stockholders to the extent they exceed the reasonably anticipated value of the claims then pending.

                                    ARTICLE 6
                             DUTIES OF ESCROW AGENT

         Section 6.1. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

         Section 6.2. The Escrow Agent shall not be liable except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement.

         Section 6.3. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

         Section 6.4. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         Section 6.5. Except under Section 6.10, the Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof.

         Section 6.6. The Escrow Agent makes no representations as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

         Section 6.7. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         Section 6.8. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         Section 6.9. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received
(i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by 2-Infinity and the Stockholders directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         Section 6.10. 2-Infinity shall pay the Escrow Agent compensation (as payment in full) for the services to be rendered by the Escrow Agent hereunder in the amount of $1,000 at the time of execution of this Escrow Agreement and agrees to reimburse the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which the Escrow Agent is entitled shall be borne solely by 2-Infinity.

         Section 6.11. Except in connection with describing the transactions contemplated by the Purchase Agreement, in any securities filings by 2-Infinity, no printed or other matter in any language (including, but not limited to, prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto, or on such parties' behalf, unless the Escrow Agent shall first have given its specific written consent thereto.

         Section 6.12. The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

         Section 6.13. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.1. Notices. All notices, consents and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         (a)      If to 2-Infinity:
                           4828 Loop Central Drive
                           Suite 150
                           Houston, Texas 77081
                           (713) 838-8853
                           Attention:  Ms. Kelly Nispel

         With a copy to:
                           Richard S. Roth, Esq.
                           Jackson Walker L.L.P.
                           1100 Louisiana, Suite 4200
                           Houston, Texas 77002


         (b)      If to the Stockholders:

                           Alex Gonzalez
                           305 East Main
                           Ft. Stockton, TX 79735
                           Fax

                           Grant and Laurie Schanbacher
                           2210 Ayreshire Drive
                           Lansdale, PA 19446
                           Fax 610-222-0409

                           Kevin Dwyer
                           4035 E. Challa
                           Phoenix, AZ 85028
                           Fax 602-266-7641

                           Steve Holcomb
                           2211 s. Kirkwood drive #67
                           Houston, TX 77077
                           Fax 281-727-1675

                           Ron Marosko
                           1108 West Dickinson
                           Ft. Stockton, TX 79735
                           Fax 281-727-1675

                           Firas Kadhum
                           21019 Meadow Drive
                           Spring, TX 77388
                           Fax 281-727-1675

         (c)      If to the Escrow Agent:
                           Stephen A. Lee

                           ----------------------

                           ----------------------

         Section 7.2. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         Section 7.3. Captions. The captions in this Escrow Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Escrow Agreement.

         Section 7.4. No Waiver. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

         Section 7.5. Exclusive Agreement; Amendment. This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by 2-Infinity, each of the Stockholders and the Escrow Agent.

         Section 7.6. Governing Law. This Escrow Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Texas, without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, 2-Infinity, each of the Stockholders and the Escrow Agent have caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                    2-INFINITY.COM, INC.


                                    By:    /s/ Majed Jalali
                                       --------------------
                                    Name:  Majed Jalali
                                    Title: Chief Executive Officer

                                    STOCKHOLDERS:


                                       /s/ Laurie Schanbacher
                                    ------------------------------
                                             Laurie Schanbacher


                                       /s/ Alex Gonzalez
                                    ------------------------------
                                             Alex Gonzalez


                                       /s/ Steve Holcomb
                                    ------------------------------
                                             Steve Holcomb


                                       /s/ Ron Marosko
                                    ------------------------------
                                             Ron Marosko


                                       /s/ Kevin Dwyer
                                    ------------------------------
                                             Kevin Dwyer


                                       /s/ Firas Kadhum
                                    ------------------------------
                                             Firas Kadhum

                                    Escrow Agent:

                                       /s/  Stephen A. Lee
                                    ------------------------------
                                             Stephen A. Lee